Exhibit 15.1

Moore Australia
Level 12, 10 Eagle Street
Brisbane QLD 4000
GPO Box 475
Brisbane QLD 4001

T +61 7 3340 3800
E brisbane@moore-australia.com.au
www.moore-australia.com.au

31 October, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the section entitled “Item 16F. Change in Registrant’s Certifying Accountant” in the Annual Report on Form 20-F for the fiscal year ended June 30, 2025 of Elevra Lithium Limited.

We are in agreement with the statements contained in the third, fifth and eighth paragraphs under the section entitled “Item 16F. Change in Registrant’s Certifying Accountant” therein and have no basis to agree or disagree with other statements of the registrant contained therein.

Yours faithfully

/s/ Moore Australia
Moore Australia Audit (QLD) Pty Ltd
Chartered Accountants

/s/ Ann-Maree Robertson
Ann-Maree Robertson
Director

Moore Australia Audit (QLD) Pty Ltd – ABN 49 115 261 722. Registered Audit Company 299289.
An independent member of Moore Global Network Limited - members in principal cities throughout the world.
Liability limited by a scheme approved under Professional Standards Legislation.